Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

April 30, 2015

Media Contact:

Doug Shepard

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS FIRST QUARTER EARNINGS PER SHARE CONSISTENT WITH LAST YEAR

San Francisco, CA - Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and defining interaction led marketing, today announced financial results for the first quarter ended March 31, 2015.  Commenting on performance, Chief Executive Officer Robert Philpott said, “Our first quarter in 2015 saw us make significant progress against our plan to be a leader in smarter customer interaction. We took our first steps in adding important digital capabilities to our strong traditional marketing expertise, and we subsequently divested several businesses that were no longer core to our client offering. More importantly, our client commitments are stronger than any time in the past year, particularly for new client wins. Whilst this is not reflected in the revenue performance for Trillium and Customer Interaction at this stage of the year, I am confident that we are building a solid platform for topline growth in 2015.”

First quarter 2015 revenues were $121.2 million compared to $132.7 million of revenues in the same quarter last year.

•                  Customer Interaction revenues were $109.3 million compared to $118.7 million in the same quarter last year.  Our recently sold business-to-business (“B2B”) research businesses accounted for $0.5 million of the decline.  Our Technology and Financial revenue verticals had growth during the quarter:  the Technology vertical increased from additional contact center activity with existing clients; the Financial vertical increased from the addition of two new clients using our analytics, database and creative services along with mail activity.  The Select Markets vertical declined primarily from a tough comparison to last year’s contact center implementation of online streaming activities for a large client.  Our Retail and Auto & Consumer Brands verticals declined from clients reducing mailing activity and database needs.

•                  Trillium Software revenues declined principally driven by decreased software license revenues.  Maintenance and professional service revenues also decreased compared to the first quarter last year.

Operating income for the quarter was $3.0 million, compared to $4.6 million for the same quarter last year.  First quarter 2015 results included $0.6 million of charges related to previously announced transactions to acquire 3Q Digital and the sale of our B2B research businesses.

•                  Operating income for Customer Interaction was $1.5 million compared to $2.0 million in the same period last year.  Operating income was driven by strong expense management as labor and production expenses were aggressively managed during the quarter to the level of revenue activity.  Selling, general and administrative costs increased due to the transaction expenses to acquire 3Q Digital and the sale of our B2B research businesses.

•                  Trillium Software operating income was $3.0 million compared to $3.6 million in the same period last year.  This decrease was due primarily to the reduction and timing in software license revenues, as most of our costs in this business are fixed.

First quarter 2015 diluted earnings per share were $0.03 compared to $0.03 for the same quarter in 2014.

Capital expenditures for the quarter were $2.7 million compared to $2.6 million in the prior year’s first quarter.

The following table presents financial highlights of the company’s operations for the first quarter of 2015 and 2014, respectively.  More detailed financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended Dec. 31,
(In thousands, except per share amounts)	2015	2014	% Change
Operating revenues	$121,173	$132,727	-8.7%
Operating income	3,015	4,579	-34.2%
Net income	1,615	1,845	-12.5%
Diluted earnings per share	0.03	0.03	0.0%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,201	62,971	-1.2%

Mr. Philpott concluded, “Our sales activity continues to indicate market-consistent growth, and we have brought our cost base under tight control. As we onboard both new clients and major new projects during the second and third quarters, our revenue picture in the second half of the year should show steady growth, and profitability should likewise improve.  We are committed to our plan and welcome our clients’ support demonstrated through increased commitments. Our positive outlook for the business in 2015 will be further strengthened once the revenue and profit growth of the acquisition of 3Q Digital and the sale of Aberdeen and Market Intelligence begins to be realized.”

The company will host a conference call to discuss the earnings release on April 30, 2015, at 9:00 a.m. Eastern Time.  The conference call number is (844) 356-9216 for domestic callers and +1 (707) 294-1277 for international callers, conference ID 32765105.  To access an audio webcast, please use the link available in the Investors section of the Harte Hanks website.  An audio replay will be available shortly after the call at (855) 859-2056, conference ID 32765105.  The replay also will be available in the Investors section of the Harte Hanks website.

About Harte Hanks:

Harte Hanks partners with clients to deliver relevant, connected and quality customer interactions. Our unique approach starts with discovery and learning; leading to customer journey mapping, creative and content development, analytics and data management; and ends with execution and support in a variety of digital and traditional channels. We do something powerful, we produce engaging and memorable customer interactions to drive business results for our clients, which is why Harte Hanks is famous for developing better customer relationships, experiences and defining interaction led marketing. For more information, visit the Harte Hanks website at www.hartehanks.com, call (800) 456-9748, emailpr@hartehanks.com or follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact advertising expenditures and (ii) the impact of economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; and (m) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, all of the aforementioned are from continuing operations and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization.  The company believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Harte Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended
	March 31,
In thousands, except per share data	2015	2014

Operating revenues	$121,173	$132,727
Operating expenses:
Labor	64,663	71,304
Production and distribution	35,959	40,276
Advertising, selling, general and administrative	14,099	12,730
Depreciation and amortization	3,437	3,838
	118,158	128,148
Operating income	3,015	4,579
Other expenses (income):
Interest expense	609	679
Other, net	(407)	734
	202	1,413
Income before income taxes	2,813	3,166
Income tax expense	1,198	1,321
Net Income	$1,615	$1,845

Basic earnings per common share	$0.03	$0.03

Weighted-average common shares outstanding	61,872	62,686

Diluted earnings per common share	$0.03	$0.03

Weighted-average common and common equivalent shares outstanding	62,201	62,971

Balance Sheet Data (Unaudited)	March 31,	December 31,
In thousands	2015	2014

Cash and cash equivalents	$33,181	$56,749
Total debt	$78,094	$82,687

Harte Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended
	March 31,
In thousands	2015	2014	% Change

OPERATING REVENUES:
Customer Interaction	$109,315	$118,734	-7.9%
Trillium Software	11,858	13,993	-15.3%
Total operating revenues	$121,173	$132,727	-8.7%

OPERATING INCOME:
Customer Interaction	$1,526	$1,950	-21.7%
Trillium Software	3,013	3,595	-16.2%
General corporate expense	(1,524)	(966)	57.8%
Total operating income	$3,015	$4,579	-34.2%

DEPRECIATION AND AMORTIZATION:
Customer Interaction	$2,977	$3,362	-11.5%
Trillium Software	460	476	-3.4%
Total depreciation and amortization	$3,437	$3,838	-10.4%

Harte Hanks, Inc.

Harte Hanks Revenue Mix (Unaudited)

Vertical Markets - Percent of Customer Interaction’s Revenue

	Three months ended
	March 31
	2015	2014

Retail	25.7%	27.8%
Financial and Insurance Services	15.0%	13.7%
Technology	24.3%	21.9%
Healthcare and Pharmaceuticals	10.6%	9.8%
Auto and Consumer Brands	15.5%	16.8%
Other Select Markets	8.9%	10.0%
	100.0%	100.0%

Vertical Markets - Percent of Trillium Software’s Revenue

	Three months ended
	March 31
	2015	2014

Retail	7.0%	5.8%
Financial and Insurance Services	27.2%	24.5%
Technology	25.4%	22.9%
Healthcare and Pharmaceuticals	6.1%	5.6%
Auto and Consumer Brands	23.3%	29.6%
Other Select Markets	11.0%	11.6%
	100.0%	100.0%

Harte Hanks, Inc.

Reconciliation of Net Income to Free Cash Flow (Unaudited)

	Three months ended
	March 31,
In thousands	2015	2014
Net Income	$1,615	$1,845
Add: After-tax stock-based compensation (Note 1)	790	623
Add: Depreciation and amortization	3,437	3,838
Less: Capital expenditures	2,843	2,647
Total free cash flow	$2,999	$3,659

Note 1:  Pre-tax stock-based compensation expense was $1,316 and $1,038 for the three months ended March 31, 2015 and 2014, respectively.

Reconciliation of Net Income to EBITDA (Unaudited)

	Three months ended
	March 31,
In thousands	2015	2014
Net Income	$1,615	$1,845
Depreciation and amortization	3,437	3,838
Interest expense, net and non-operating, net	202	1,413
Income tax expense	1,198	1,321
EBITDA	$6,452	$8,417